UNITED STATES SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 10, 2012

SOUTHERN UNION COMPANY
(Exact name of registrant as specified in its charter)

Delaware	1-6407	75-0571592
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5051 Westheimer Road Houston, Texas (Address of principal executive offices)	77056-5306 (Zip Code)

Registrant's telephone number, including area code: (713) 989-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

Effective August 10, 2012, Southern Union Company (“Southern Union” or the “Company”) entered into the First Amendment (the “Amendment”) to the Eighth Amended and Restated Revolving Credit Agreement dated March 26, 2012 (the “Revolver”) among the Company as borrower, and the lenders party thereto. The Amendment provides for, among other things, (i) a revision to the change of control definition to permit equity ownership of the Company by Energy Transfer Partners, L.P. (“ETP”) or any direct or indirect subsidiaries of ETP in addition to Energy Transfer Equity, L.P. (“ETE”) or any direct or indirect subsidiary of ETE and (ii) a waiver of any potential default that may result from the transactions described in that certain transaction agreement by and among ETP, Energy Transfer Partners GP, L.P., Heritage Holdings, Inc., ETE Sigma Holdco, LLC, ETE Holdco Corporation and ETE, dated as of June 15, 2012.

The foregoing description of the Amendment is not complete and is qualified in its entirety by reference to the Amendment, which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

(c) Exhibits.

Exhibit Number	Description

10.1	First Amendment to Eighth Amended and Restated Revolving Credit Agreement dated March 26, 2012, among the Company as borrower, and the lenders party thereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SOUTHERN UNION COMPANY
(Registrant)
Date: August 16, 2012	By: /s/ Robert M. Kerrigan, III
Robert M. Kerrigan, III
Vice President - Assistant General Counsel and Assistant Secretary

EXHIBIT INDEX

Exhibit Number	Description

10.1	First Amendment to Eighth Amended and Restated Revolving Credit Agreement dated March 26, 2012, among the Company as borrower, and the lenders party thereto.